MUTUAL FUND SERIES TRUST
Amendment No. 45 to Agreement and Declaration of Trust

The undersigned Secretary of Mutual Fund Series Trust (the "Trust") hereby certifies that the following resolution was adopted by the Board of Trustees (the "Board") of the Trust at a meeting of the Board on April 30, 2019:

RESOLVED, that, pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, a majority of the trustees of the Trust, amended in its entirety the first paragraph of Section 4.2, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for Each Series
AlphaCentric Asset Rotation Fund	Class A, C, I and T
AlphaCentric Income Opportunities Fund	Class A, C, I and T
AlphaCentric Premium Opportunity Fund	Class A, C, I and T
AlphaCentric Global Innovations Fund	Class A, C, I and T
AlphaCentric Small Cap Opportunities Fund	Class A, C, I and T
AlphaCentric Municipal Opportunities Fund	Class A, C and I
AlphaCentric Symmetry Strategy Fund	Class A, C and I
Camelot Excalibur Small Cap Income Fund	Class A, C and I
Camelot Premium Return Fund	Class A, C and I
Catalyst Multi-Strategy Fund	Class A, C, I and T
Catalyst Insider Buying Fund	Class A, C, I and T
Catalyst Insider Income Fund	Class A, C, I and T
Catalyst Systematic Alpha Fund	Class A, C, I and T
Catalyst/IPOX Allocation Fund	Class A, C, I and T
Catalyst Hedged Commodity Strategy Fund	Class A, C, I and T
Catalyst Hedged Futures Strategy Fund	Class A, C, I and T
Catalyst/Millburn Hedge Strategy Fund	Class A, C, I and T
Catalyst Small-Cap Insider Buying Fund	Class A, C, I and T
Catalyst Dynamic Alpha Fund	Class A, C, I and T
Catalyst/CP Focus Large Cap Fund	Class A, C, I and T
Catalyst/CP Focus Mid Cap Fund	Class A, C, I and T
Catalyst/CP World Equity Fund	Class A, C, I and T
Catalyst Buyback Strategy Fund	Class A, C, I and T
Catalyst Growth of Income Fund	Class A, C, I and T
Catalyst/Exceed Defined Risk Fund	Class A, C, I and T
Catalyst/Exceed Defined Shield Fund	Class A, C, I and T
Catalyst/Lyons Tactical Allocation Fund	Class A, C, I and T
Catalyst/MAP Global Balanced Fund	Class A, C, I and T
Catalyst/MAP Global Equity Fund	Class A, C, I and T
Catalyst MLP & Infrastructure Fund	Class A, C, I and T
Catalyst/CIFC Floating Rate Income Fund	Class A, C, I and T
Catalyst/Princeton Credit Opportunity Fund	Class A, C, I and T
Catalyst/Stone Beach Income Opportunity Fund	Class A, C, I and T
Catalyst/SMH High Income Fund	Class A, C, I and T

Catalyst/SMH Total Return Income Fund	Class A, C, I and T
Catalyst Enhanced Income Strategy Fund	Class A, C and I
Day Hagan Logix Tactical Dividend Fund	Class A, C, I and T
Day Hagan Tactical Allocation Fund	Class A, C, I and T
Empiric 2500 Fund	Class A and C
Eventide Gilead Fund	Class A, C, N, I and T
Eventide Healthcare & Life Sciences Fund	Class A, C, N, I and T
Eventide Multi-Asset Income Fund	Class A, C, N, I and T
Eventide Global Dividend Opportunities Fund	Class A, C, N, I and T
Eventide Limited-Term Bond Fund	Class A, C, N, I and T
JAG Large Cap Growth Fund	Class A, C and I

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (1) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: July 22, 2019

/s/ Jennifer Bailey___

Jennifer Bailey